EXHIBIT 10.50

Exchange Agreement

August 26, 2021

HCI Group Inc.

4.25% Convertible Senior Notes due 2037

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Notes (as defined below), an “Exchanging Investor”), hereby agrees to exchange, with HCI Group Inc., a Florida corporation (the “Company”), certain 4.25% Convertible Senior Notes due 2037, CUSIP 40416EAD5 (the “Notes”) for shares (“Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), pursuant to this exchange agreement (this “Agreement”). The Investor understands that the exchange (the “Exchange”) is being made without registration of the offer or sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction in a private placement pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and that each Exchanging Investor participating in the Exchange is required to be an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act. Capitalized terms used but not defined in this Agreement have the respective meanings set forth in the indenture, dated as of March 3, 2017 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

1.
Exchange. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Investor hereby agrees to exchange for itself and on behalf of the Exchanging Investors, an aggregate principal amount of the Notes set forth on Exhibit A hereto (the “Exchanged Notes”) for:
(a)
a number of Shares per $1,000 principal amount of such Exchanged Notes equal to 15.7626; plus
(b)
an additional number of Shares per $1,000 principal amount of such Exchanged Notes equal to the quotient of (i) $74.32 divided by (ii) the average of the Daily VWAPs (as defined below) over the Reference Period (as defined below) (the aggregate number of Shares under clause (a) and (b), the “Share Consideration”); plus
(c)
$18.75 per $1,000 principal amount of such Exchanged Notes.

in each case, as adjusted in good faith by the Company for the following events occurring on or after the date hereof and prior to the Closing Date: any stock dividend, stock split, stock combination, reclassification and/or any transaction for which the Conversion Price of the Notes would be adjusted pursuant to the Indenture.

For the avoidance of doubt, in lieu of issuing any fractional share of Common Stock as part of the Share Consideration, the Company will deliver to such Exchanging Investor a cash amount equal to the product of the related fraction and the Last Reported Sale Price on the final Trading Day of the Reference Period (collectively with the cash issued under clause (c) above, the “Cash

Consideration”). No cash will be paid to any Exchanging Investor in respect of any accrued and unpaid interest on the Exchanged Notes as part of the Share Consideration and the Cash Consideration (collectively, the “Exchange Consideration”); provided that the Exchanging Investor shall receive payment of accrued interest on the Exchanged Notes for the six-month period ended September 1, 2021 in connection with the Company’s payment on or about September 1, 2021 to record holders of the Notes as of August 15, 2021.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Daily VWAP” means, for each Trading Day (as defined below) in the Reference Period (as defined below), the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HCI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day, and excluding trades greater than 20,000 shares as determined by inputting 20,000 in the upper parameter of the Vol Filter (or if such volume-weighted average price is unavailable, the Last Reported Sale Price on such day). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day (as defined in the Indenture) for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Reference Period” means the period of five (5) consecutive Trading Days commencing on the first Trading Day following the date hereof.

“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on The New York Stock Exchange (“NYSE”) or, if the Common Stock is not then listed on NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

The Investor agrees that it and any Exchanging Investor shall not deliver a Notice of Conversion with respect to any Exchanged Notes and the Investor and each Exchanging Investor shall hold the Exchanged Notes until the Closing (as defined below). In consideration for the performance of their obligations hereunder (including as described in the immediately preceding sentence), the Company agrees to deliver the Exchange Consideration on the Closing Date (as defined below) to each Exchanging Investor in exchange for its Exchanged Notes.

The Exchange shall occur in accordance with the procedures set forth in Exhibit B.2 hereto (the “Exchange Procedures”); provided that each of the Company and the Investor acknowledges that the delivery of the Shares to any Exchanging Investor may be delayed due to procedures and mechanics within the system of The Depositary Trust Company (“DTC”) or other events beyond the Company’s control and that such a delay will not be a default under this Agreement so long as (i) the Company is using its reasonable best efforts to effect the issuance of the Shares and any such delay does not exceed five (5) Business Days after the Closing Date (provided that if such time limit is exceeded, the Investor may terminate this agreement by written notice to the Company), or (ii) such delay arises due to a failure by Investor to deliver settlement instructions in accordance with Section 3(o); provided, further, that no delivery of Shares will be made until the Exchanged Notes have been properly submitted for exchange in accordance with the Exchange Procedures and no accrued interest will be payable by reason of any delay in making such delivery.

The closing of the Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on the first Business Day after the last day of the Reference Period (the “Closing Date”), or at such other time and place as the Company and the Investor may mutually agree. On the Closing Date, subject to satisfaction of the conditions precedent specified herein and the prior receipt by the Company from the Investor of the Exchanged Notes, the Company shall deliver the Share Consideration to the DTC account specified by the Investor for each relevant Exchanging Investor in Exhibit B.1.

2.
Representations and Warranties and Covenants of the Company. As of the date hereof and the Closing Date, the Company represents and warrants to, and covenants with, the Exchanging Investors, and all such covenants, representations and warranties shall survive the Closing, that:
(a)
The Company and each of its subsidiaries are entities duly organized, validly existing and in good standing under the laws of the jurisdiction in which each is formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted, except in the case of the Company’s subsidiaries as would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), or financial condition of the Company or its subsidiaries, taken as a whole. The Company and each of its subsidiaries is duly qualified as a foreign entity to do business (where such concept exists) and is in good standing in every jurisdiction (where such concept exists) in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or its subsidiaries, taken as a whole. The Company has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental entity is required on the part of the Company or any of its subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Exchange, except as may be required under any state or federal securities laws or that may be made or obtained after the Closing without penalty.

(b)
This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity.
(c)
This Agreement and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (i) the charter or bylaws of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets or subsidiaries are bound, or (iii) assuming the truth and accuracy of the representations and warranties and compliance with the covenants of the Investor and each Exchanging Investor herein, any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company and its subsidiaries, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, materially and adversely affect the financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole, or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.
(d)
When issued, delivered and paid for in the manner set forth in this Agreement, the Shares will (i) be validly issued, fully paid and non-assessable, (ii) be free and clear of any Liens (as defined below), option, equity or other adverse claim thereto, including claims or rights under any voting trust agreements, shareholder agreements or other agreements to which the Company is a party, and (iii) will not be subject to any preemptive, participation, rights of first refusal or other similar rights under the corporation law of the State of Florida or any agreement or arrangement to which the Company is a party (other than any such rights that will be waived prior to the Closing). Assuming the accuracy of the Investor’s and each Exchanging Investor’s representations and warranties hereunder, the Shares (a) will be issued in the Exchange in reliance on the exemption from the registration requirements of the Securities Act pursuant to 4(a)(2) of the Securities Act, (b) will be issued in CUSIP No. 40416E103, and (c) will be issued in compliance with all applicable securities laws, and at the Closing, be free of any restrictive legend and any restrictions on transfer under Rule 144 promulgated under the Securities Act.
(e)
At or before the Closing, the Company will have submitted to the NYSE a Supplemental Listing Application with respect to the Share Consideration. The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental authority, non-governmental regulatory authorities, except as may be required under any state or federal securities laws or that may be made or obtained after the Closing without penalty.
(f)
From January 1, 2021 to the date of this Agreement, the Company has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or timely filed notifications of late filings for any of the foregoing (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements of Regulations S-X and have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
(g)
Without the prior written consent of the Investor, the Company shall not disclose the name of the Investor or any Exchanging Investor in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel.
(h)
There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the Exchange.
(i)
The Company hereby agrees to publicly disclose on or before 8:00 a.m., New York City time, on the first Business Day after the date hereof (the “Disclosure Time”), the exchange of the Exchanged Notes as contemplated by this Agreement in a press release or a Current Report on Form 8-K. The Company hereby acknowledges and agrees that any such press release or Current Report on Form 8-K will disclose all confidential information communicated by the Company to the Investor or any Exchanging Investor in connection with the Exchange to the extent the Company believes such confidential information could reasonably be expected to constitute material non-public information, if any, with respect to the Exchange or otherwise. The Company agrees that any confidentiality or other obligations undertaken by the Investor under any agreement between the Company (and/or any of its representatives) and the Investor shall terminate at the Disclosure Time. The Company agrees that it shall, upon request, execute and deliver any additional documents deemed by the Trustee to be reasonably necessary to complete the Exchange.
(j)
The Company understands that the Investor and each Exchanging Investor and others will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it are no longer accurate, the Company shall promptly notify the Investor and each Exchanging Investor prior to the Closing. The Company understands that, unless the Company notifies the Investor and each Exchanging Investor in writing to the contrary before the Closing, each of the Company’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.
(k)
The Company shall not disclose information regarding the Investor’s positions or transactions in the account at one of its prime brokers to any of Investor’s other prime brokers or to any other person (other than the Company’s agents or representatives).

3.
Representations and Warranties and Covenants of the Investor. As of the date hereof and as of the Closing Date (except as otherwise set forth below), the Investor hereby, for itself and on behalf of the Exchanging Investors, represents and warrants to, and covenants with, the Company, and all such covenants, representations and warranties shall survive the Closing, that:
(a)
The Investor and each Exchanging Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.
(b)
The Investor has all requisite corporate (or other applicable entity) power and authority to execute and deliver this Agreement for itself and on behalf of the Exchanging Investors and to carry out and perform its obligations under the terms hereof and the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Investor and constitutes the legal, valid and binding obligation of the Investor and each Exchanging Investor, enforceable in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and, bind, each Account, and (ii) Exhibit A attached to this Agreement contains a true, correct and complete list of (A) the name of each Account and (B) the principal amount of each Account’s Exchanged Notes, as applicable.
(c)
Each of the Exchanging Investors is the current sole beneficial owner, and as of the Closing will be the sole legal and beneficial owner, of the Exchanged Notes set forth on Exhibit A attached to this Agreement. When the Exchanged Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, mortgages, pledges, security interests, restrictions, charges, encumbrances or adverse claims, rights or proxies of any kind (“Liens”). None of the Exchanging Investors has, nor prior to the Closing, will have, in whole or in part, other than pledges or security interests that an Exchanging Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, (x) assigned, transferred, hypothecated, pledged, exchanged, submitted for conversion pursuant to the Indenture or otherwise disposed of any of its Exchanged Notes (other than to the Company pursuant hereto), or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes.
(d)
The execution, delivery and performance of this Agreement by the Investor and compliance by the Investor and each Exchanging Investor with all provisions hereof and the consummation of the transactions contemplated hereby, including the Exchange, will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as may be required under the securities or Blue Sky laws of the various states), (ii) constitute a breach or violation of any of the terms or provisions of, or result in a default under, (x) the organizational documents of any of the Investor or any Exchanging Investor or (y) any material indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any of the Exchanging Investors is a party or by which such Investor or Exchanging Investor is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, decision, order or decree of any court or any governmental body or agency having jurisdiction over the Investor or any of the Exchanging Investors, except in the case of clauses (ii)(y) or (iii), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, materially impair the ability of the Investor or any Exchanging Investor to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.
(e)
The Investor and each Exchanging Investor has such knowledge, skill and experience in business, financial and investment matters so that it is capable of evaluating the merits and risks with respect to the Exchange and an investment in the Shares. With the assistance of the Investor’s and each Exchanging Investor’s own professional advisors, to the extent that the Investor and Exchanging Investor has deemed appropriate, such Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Shares and the consequences of the Exchange and this Agreement and the Investor and Exchanging Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor and Exchanging Investor. The Investor and each Exchanging Investor has considered the suitability of the Shares as an investment in light of the Investor and such Exchanging Investor’s circumstances and financial condition and is able to bear the risks associated with an investment in the Shares.
(f)
The Investor confirms that it and each Exchanging Investor is not relying on any communication (written or oral) of the Company or any of its affiliates or representatives as investment advice or as a recommendation to acquire the Shares in the Exchange. It is understood that information provided by the Company or any of its affiliates and representatives shall not be considered investment advice or a recommendation to participate in the Exchange, and that none of the Company or any of its affiliates or representatives is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding to participate in the Exchange.
(g)
The Investor confirms that the Company has not (i) given the Investor or any Exchanging Investor any guarantee, representation or warranty as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (ii) except as provided in Section 2(a)-(d), made any representation or warranty to the Investor or any Exchanging Investor regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. The Investor confirms that it and each Exchanging Investor is not relying and has not relied, upon any statement, advice (whether accounting, tax, financial legal or other), representation or warranty by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Exchange Agreement, and that the Investor has made its own independent decision that the investment in the Shares is suitable and appropriate for the Investor and the Exchanging Investors.
(h)
The Investor and each Exchanging Investor is familiar with the business and financial condition and operations of the Company and the Investor and each Exchanging Investor has had the opportunity to conduct its own investigation of the Company and the Shares. The Investor and each Exchanging Investor has had access to the SEC filings of the Company and such other information concerning the Company and the Shares as it deems necessary to enable it to make an informed investment decision concerning the Exchange. The Investor and each Exchanging Investor has been offered the opportunity to ask such questions of the Company and its representatives and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.
(i)
Each Exchanging Investor is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. The Investor agrees to furnish any additional information regarding the Investor or any Exchanging Investor reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(j)
The Investor and each Exchanging Investor is not, and has not been during the consecutive three month period preceding the date hereof and as of the Closing, will not be, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. During the preceding twelve (12) months, no Exchanging Investor acquired any of the Exchanged Notes, directly or indirectly, from any person known by the Investor to be Affiliate of the Company.
(k)
Neither the Investor nor any Exchanging Investor is directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company.
(l)
Each Exchanging Investor is acquiring the Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. The Investor and each Exchanging Investor understands that the offer and sale of the Shares have not been registered under the Securities Act or any state securities laws and are being issued without registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exemption depends in part upon the investment intent of the Exchanging Investors and the accuracy of the other representations and warranties made by the Investor or behalf of the Exchanging Investors in this Agreement. The Investor and the Exchanging Investors understand that the Company is relying upon the representations, warranties and agreements contained in this Agreement (and any supplemental information provided to the Company by the Investor or the Exchanging Investors) for the purpose of determining whether this transaction meets the requirements for such exemption(s) and to issue the Shares without legends as set forth herein.
(m)
The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.
(n)
The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents deemed by the Company and the Trustee or the transfer agent to be reasonably necessary to complete the transactions contemplated by this Agreement.
(o)
No later than one (1) Business Day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit B.1 attached to this Agreement for each of the Exchanging Investors.
(p)
The Investor and each Exchanging Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, warranties and covenants and agrees that if any of the representations and warranties deemed to have been made by it or the Exchanging Investors are no longer accurate, the Investor shall promptly notify the Company prior to the Closing. The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s and Exchanging Investors’ representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing. If the Investor is exchanging any Exchanged Notes and acquiring the Shares as a fiduciary or agent for one or more accounts (including for purposes of this Section 3(p), the Accounts which are Exchanging Investors), it represents that (i) it has sole investment discretion with respect to each such account, (ii) it has full power to make the foregoing representations, warranties and covenants on behalf of such account and (iii) it has contractual authority with respect to each such account.

(q)
The Investor and each Exchanging Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.
(r)
The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit B.1 attached to this Agreement.
(s)
Each Exchanging Investor together with its Affiliates collectively beneficially own and will beneficially own as of the Closing Date (but without giving effect to the transactions contemplated hereby) (a) less than 5% of the outstanding Common Stock and (b) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote (the “Voting Power”). No Exchanging Investor is a subsidiary, Affiliate or, to its knowledge, otherwise closely-related to any director or officer of the Company or beneficial owner of 5% or more of the outstanding Common Stock or Voting Power (each such director, officer or beneficial owner, a “Related Party”). To the Exchanging Investor’s knowledge, no Related Party beneficially owns 5% or more of the outstanding voting equity, or votes entitled to be cast by the outstanding voting equity, of the applicable Exchanging Investor.
4.
Conditions to Obligations of the Investor and the Company. The obligations of the Investor and the Exchanging Investors and of the Company under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (a) the representations and warranties of the Company contained in Section 2 hereof (with respect to the Investor and Exchanging Investors) and of the Investor contained in Section 3 hereof (with respect to the Company) shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing and (b) no provision of any applicable law or any judgment, ruling, order, writ, injunction, award or decree of any governmental authority shall be in effect prohibiting or making illegal the consummation of the transactions contemplated by this Agreement.
5.
Waiver, Amendment. Neither this Agreement nor any provisions hereof or thereof shall be modified, changed or discharged, except by an instrument in writing, signed by the Company and the Investor.
6.
Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Investor without the prior written consent of the other.
7.
Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
8.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law.
9.
Submission to Jurisdiction. Each of the Company and the Investor: (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
10.
Venue. Each of the Company and the Investor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9. Each of the Company and the Investor irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
11.
Service of Process. Each of the Company and the Investor irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of the Company or the Investor to serve process in any other manner permitted by law.
12.
Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by prepaid overnight courier (providing written proof of delivery) or sent by confirmed facsimile transmission or electronic mail and will be deemed given on the date so delivered (or, if such day is not a Business Day, on the first subsequent Business Day) to the following addresses, or in the case of the Investor, the address provided on Exhibit B.1 attached to this Agreement (or such other address as the Company or the Investor shall have specified by notice in writing to the other):

If to the Company:	HCI Group Inc. 3802 Coconut Palm Drive Tampa, Florida 33619
with a copy to (which shall not constitute notice):	Curt Creely, Esquire Foley & Lardner LLP 100 North Tampa St., Suite 2700 Tampa, Florida 33602 ccreely@foley.com
13.
Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Company, the Investor and the Exchanging Investors and their respective heirs, legal representatives, successors and assigns. This Agreement constitutes the entire agreement between the Company and the Investor with respect to the subject matters hereof. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
14.
Notification of Changes. After the date of this Agreement, each of the Company and the Investor hereby covenants and agrees to notify the other upon the occurrence of any event prior to the Closing of the Exchange pursuant to this Agreement that would cause any representation, warranty or covenant of the Company or the Investor, as the case may be, contained in this Agreement to be false or incorrect.
15.
Severability. If any term or provision of this Agreement (in whole or in part) is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
16.
Survival. The representations and warranties of the Company and the Investor contained in this Agreement or made by or on behalf of the Exchanging Investors pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby.
17.
Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (a) by mutual agreement of the Company and the Investor in writing or (b) by either the Company or the Investor if the conditions to such party’s obligations set forth herein have not been satisfied (unless waived by the party entitled to the benefit thereof), and the Closing has not occurred on or before September 14, 2021 without liability of either the Company or the Investor or the Exchanging Investors, as the case may be; provided that neither the Company nor the Investor shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of the failure of the Company or the Investor or the Exchanging Investors, as the case may be to have performed its obligations hereunder. Except as provided above, if this Agreement is terminated and the transactions contemplated hereby are not concluded as described above, this Agreement will become void and of no further force and effect.
18.
Taxation. The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN,” generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, or (ii) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY (and all required attachments) or other applicable IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”). The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding. The Company and its agents shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable law. To the extent any such amounts are withheld and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the Exchanging Investor to whom such amounts otherwise would have been paid.
19.
Section and Other Headings. The section and other headings contained in Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

HCI Group Inc.
By Name: Paresh Patel Title: Chief Executive Officer

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Investor by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Investor:
CITADEL EQUITY FUND LTD., in its capacity as described in the first paragraph hereof By Name: Title: Authorized Signatory

Exchanging Investor Information

Exchanging Investor	Aggregate Principal Amount of Exchanged Notes
Citadel Equity Fund Ltd	46,997,000

Exchanging Investor:

Citadel Equity Fund Ltd.

______________________________________________

Investor Address:

131 South Dearborn Street, Chicago, Illinois 60603

Telephone: 312-395-3269

Country of Residence:

Cayman Islands

Taxpayer Identification Number:

98-0339176

Details regarding any position, transaction, or agreement with Citadel are highly confidential, and may not be shared with unauthorized parties. Accordingly, communications between the issuer and a Prime Broker for Citadel cannot include details regarding Citadel positions or transactions that pertain to another Prime Broker.

Barclays: 10,930,000 principal

Account for Notes:

DTC Participant Number: 229

DTC Participant Name: Barclays Capital Inc

DTC Participant Phone Number: 212-528-1151

DTC Participant Contact Email: N/A – Citadel can coordinate email communication if necessary

FFC Account #: N/A

Account # at Bank/Broker: N/A

Account for Shares (if different from Notes):

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Wire instructions:

Bank Name:	The Bank of New York Mellon
Bank Routing #:	021000018
Account Number:	8901328197
Account Name	Barclays Bank PLC Prime Broker
FFC Account Name:	Citadel Equity Fund Ltd
FFC Account Number:	22056679
Broker Contact Name:	Richard Reid
Broker Contact Phone:	212-528-1151

BNP Paribas: 12,544,000 principal

Account for Notes:

DTC Participant Number: 2147

DTC Participant Name: BNP Paribas, New York Branch

DTC Participant Phone Number: 312-237-3329

DTC Participant Contact Email: N/A – Citadel can coordinate email communication if necessary

FFC Account #: N/A

Account # at Bank/Broker: N/A

Account for Shares (if different from Notes):

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Wire Instructions:

Bank Name:	BNP Paribas, NA
Bank Routing #:	026 007 689
Account Number:	61661700177
Account Name	BNP Paribas Prime Brokerage, Inc.
FFC Account Name:	Citadel Equity Fund Ltd
FFC Account Number:	3130196912
Broker Contact Name	Bill Gardner
Broker Contact Phone:	312-237-3329

UBS: 11,786,000 principal

Account for Notes:

DTC Participant Number: 642

DTC Participant Name: UBS Securities LLC

DTC Participant Phone Number: 212-713-1116

DTC Participant Contact Email: N/A – Citadel can coordinate email communication if necessary

FFC Account #: N/A

Account # at Bank/Broker: N/A

Account for Shares (if different from Notes):

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Wire Instructions:

Bank Name:	UBS AG, STAMFORD
Bank Routing #:	026 007 993
Account Number:	101-WA-797414-000
Account Name:	UBS Securities LLC
FFC Account Name:	Citadel Equity Fund Ltd
FFC Account Number:	75292374
Broker Contact Name:	Michael Hallett
Broker Contact Phone:	212-713-1116

Wells Fargo: 11,737,000 principal

Account for Notes:

DTC Participant Number: 2072

DTC Participant Name: Wells Fargo Bank, N.A.

DTC Participant Phone Number: 212-822-4892

DTC Participant Contact Email: N/A – Citadel can coordinate email communication if necessary

FFC Account #: N/A

Account # at Bank/Broker: N/A

Account for Shares (if different from Notes):

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Wire Instructions:

Bank Name:	Wells Fargo Bank, N.A
Bank Routing #:	121000248
Account Number:	4087268249
Account Name:	Wells Fargo Bank, N.A.
FFC Account Name:	Citadel Equity Fund Ltd
FFC Account Number:	2RU00069
Broker Contact Name:	DJ Johnson
Broker Contact Phone:	212-822-4892

Exchange Procedures

NOTICE TO INVESTOR

These are the Exchange Procedures for the settlement of the exchange of 4.25% Convertible Senior Notes due 2037, CUSIP 40416EAD5 (the “Exchanged Notes”) of HCI Group, Inc., a Florida corporation (the “Company”), for the Shares to be issued as Exchange Consideration (as defined in and pursuant to the Agreement between you and the Company), which is expected to occur on or about September 3, 2021. To ensure timely settlement for the Exchange Consideration, please follow the instructions as set forth below.

These instructions supersede any prior instructions you received. Your failure to comply with these instructions may delay your receipt of the Exchange Consideration.

To deliver Exchanged Notes:

You must direct the eligible DTC participant through which you hold a beneficial interest in the Exchanged Notes on September [●], 3, 2021, no later than 9:00 a.m., New York City time, to perform a free delivery through DTC for the aggregate principal amount of Exchanged Notes set forth on Exhibit A of the Agreement to be exchanged for Shares.

To receive Exchange Consideration:

You must direct the eligible DTC participant on September 3, 2021, no later than 9:00 a.m., New York City time, to perform a free delivery through DTC for the aggregate principal amount of Exchanged Notes set forth on Exhibit A of the Agreement to be exchanged for Shares.

American Stock Transfer is the Transfer Agent and Registrar for the Common Stock.

Closing: On September 3, 2021, after the Company receives your Exchanged Notes and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to Closing as set forth in your Exchange Agreement, the Company will deliver the Exchange Consideration in respect of the Exchanged Notes in accordance with the delivery instructions above.